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                                 EXHIBIT 10(i)
                              Consent of Counsel

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                                                         October 10, 1997
[LETTERHEAD]





AIG Life Insurance Company
One Alico Plaza
600 King Street
Wilmington, Delaware 19801


Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Counsel in the Statement of Additional Information Contained in Post Effective Amendment No. 7 to the Registration Statement on Form N-4(File No. 33-58504) filed by AIG Life Insurance Company and Variable Account I with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.



Very Truly Yours,

/s/ Jorden Burt Berenson & Johnson LLP
Jorden Burt Berenson & Johnson